FIGS Releases Second Quarter 2023 Financial Results
Net Revenues Growth of 13.0% YoY, Net Income of $4.6 million, Net Income Margin of 3.4% and Adjusted EBITDA Margin of 13.7%

SANTA MONICA, Calif., August 3, 2023 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the direct-to-consumer apparel and lifestyle brand dedicated to the healthcare community, today released its second quarter 2023 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results/.
Second Quarter 2023 Financial Highlights
•Net revenues were $138.1 million, an increase of 13.0% year over year, driven by an increase in orders from existing and new customers and an increase in average order value (“AOV”).
•Gross margin was 69.5%, a decrease of 110 basis points year over year, primarily due to product mix shift and, to a lesser extent, higher duties and an increased mix of promotional sales, offset by lower air freight utilization and ocean freight rates.
•Operating expenses were $89.5 million, an increase of 16.3% year over year. As a percentage of net revenues, operating expenses increased to 64.7% from 62.8% in the prior year period due to higher selling expenses associated with fulfillment costs, and general and administrative expenses associated with investments in people.
•Net income and net income, as adjusted(1) were $4.6 million (or $0.02 in diluted earnings per share), a decrease of $0.3 million year over year as compared to net income in the same period last year, and a decrease of $1.7 million as compared to net income, as adjusted(1) in the same period last year.
•Net income margin(2) was 3.4%, as compared to 4.1% in the same period last year.
•Adjusted EBITDA(1) was $18.9 million, a decrease of $2.6 million year over year.
•Adjusted EBITDA margin(1)(2) was 13.7%, as compared to 17.6% in the same period last year.
Key Operating Metrics
•Active customers(3) as of June 30, 2023 increased 21.0% to 2.5 million.
•Net revenues per active customer(3) were $215, a decrease of 5.3% year over year.
•AOV(3) was $115, an increase of 5.5% year over year, primarily driven by higher average unit retail associated with product mix and an increase in units per transaction.
“Our second quarter results demonstrate both the resilience of our business model and strong execution against our strategic priorities,” said Trina Spear, Chief Executive Officer and Co-Founder. “As we look ahead, we see ample room to advance our market leadership position in the U.S. and we are highly encouraged by the growth opportunities within our international and TEAMS businesses, as well as retail, where we are just getting started. We believe that our solutions-based product innovation and brand authenticity combined with our scale and strong balance sheet, position us to execute these multiple growth levers and deliver long term profitable growth.”

Financial Outlook
For Full-Year 2023, the Company now expects:

Net Revenues Growth as Compared to 2022	5.5% to 7.5%

Adjusted EBITDA Margin(2)(4)	12.5% to 13.5%
Daniella Turenshine, Chief Financial Officer, commented, “We delivered better than expected results in the second quarter while making progress in getting inventory back to normalized levels and generating strong free cash flow. We plan to continue to leverage our strong balance sheet and free cash flow generation to invest in future growth.”

(1) “Net income, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures.
(2) “Net income margin” and “adjusted EBITDA margin” are calculated by dividing net income and adjusted EBITDA by net revenues, respectively.
(3) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company’s performance. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Key Operating Metrics” below for information regarding how the Company calculates its key operational and business metrics and for comparisons of active customers, net revenues per active customer and average order value to the prior year period.
(4) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”
Conference Call Details
FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-833-470-1428 (US) or 1-404-975-4839 (International) and the conference ID 145709. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call until 11:59 p.m. ET on August 10, 2023. To access the replay, please dial 1-866-813-9403 (US) or +44-204-525-0658 (International) and the conference ID 689868. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com.
Non-GAAP Financial Measures and Key Operating Metrics
In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company uses “net income, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company calculates “net income, as adjusted,” as net income adjusted to exclude transaction costs, expenses related to non-ordinary course disputes, other than temporary impairment of held-to-maturity investments, stock-based compensation, including expense related to award modifications, accelerated performance awards and ambassador grants in connection with its initial public offering, and expense resulting from the retirement of the Company’s previous CFO, and the income tax impact of these adjustments. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”

The Company has also included herein “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The number of active customers is an important indicator of growth as it reflects the reach of the Company’s digital platform, brand awareness and overall value proposition. The Company defines an active customer as a unique customer account that has made at least one purchase in the preceding 12-month period. In any particular period, the Company determines the number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period. The Company believes measuring net revenues per active customer is important to understanding engagement and retention of customers, and as such, the value proposition for its customer base. The Company defines net revenues per active customer as the sum of total net revenues in the preceding 12-month period divided by the current period active customers. The Company defines average order value as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period. The Company believes its relatively high average order value demonstrates the premium nature of its products. As the Company expands into and increases its presence in additional product categories, price points and international markets, average order value may fluctuate.

Active customers as of June 30, 2023 and 2022, respectively, net revenues per active customer as of June 30, 2023 and 2022, respectively, and average order value for the three and six months ended June 30, 2023 and 2022, respectively, are presented below under the heading “Key Operating Metrics.”
About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower and serve current and future generations of healthcare professionals. We create technically advanced apparel and products for healthcare professionals that feature an unmatched combination of comfort, durability, function and style. We market and sell our products in 17 countries directly through our digital platform to provide a seamless experience for healthcare professionals.
Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including the Company’s belief that it has ample room to advance its market leadership position in the U.S.; the growth opportunities within the Company’s international, TEAMS and retail businesses; the Company’s belief that its solutions-based product innovation, brand authenticity, scale and strong balance sheet position it to execute its multiple growth levers and deliver long term profitable growth; the Company’s plan to continue to leverage its strong balance sheet and free cash flow generation to invest in future growth and the Company’s outlook as to net revenues growth and adjusted EBITDA margin for the full year ending December 31, 2023; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, the Company’s actual results, performance or achievements may differ materially from those expressed or implied by the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results, performance or achievements to differ materially from those described in these forward-looking statements: the Company’s ability to maintain its recent rapid growth and effectively manage its growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the successful operation of the Company’s distribution and warehouse management systems; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the impact of changes in consumer confidence, shopping behavior and consumer spending on demand for the Company’s products; the impact of COVID-19 and macroeconomic trends on the Company’s operations; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 to be filed with the Securities and Exchange Commission (“SEC”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023, and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	June 30, 2023	December 31, 2022
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$146,730	$159,775
Short-term investments	38,595	—
Accounts receivable	6,269	6,866
Inventory, net	167,806	177,976
Prepaid expenses and other current assets	9,849	11,883
Total current assets	369,249	356,500
Non-current assets
Property and equipment, net	11,399	11,024
Operating lease right-of-use assets	17,154	15,312
Deferred tax assets	11,955	10,971
Other assets	1,258	1,257
Total non-current assets	41,766	38,564
Total assets	$411,015	$395,064
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$11,933	$20,906
Operating lease liabilities	3,818	3,408
Accrued expenses	17,990	26,164
Accrued compensation and benefits	4,366	3,415
Sales tax payable	2,953	3,374
Gift card liability	8,390	7,882
Deferred revenue	777	2,786
Returns reserve	3,314	3,458
Income tax payable	3,290	—
Total current liabilities	56,831	71,393
Non-current liabilities
Operating lease liabilities, non-current	17,086	15,756
Other non-current liabilities	176	176
Total liabilities	$74,093	$87,325
Commitments and contingencies
Stockholders’ equity
Class A Common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 160,504,522 and 159,351,307 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	16	16
Class B Common stock — par value $0.0001 per share, 150,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 7,748,952 and 7,210,795 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of June 30, 2023 and December 31, 2022; zero shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	291,306	268,606
Accumulated other comprehensive loss	(8)	—
Retained earnings	45,608	39,117
Total stockholders’ equity	336,922	307,739
Total liabilities and stockholders’ equity	$411,015	$395,064

FIGS, INC.
STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Net revenues	$138,132	$122,247	$258,364	$232,348
Cost of goods sold	42,098	35,899	76,654	67,569
Gross profit	96,034	86,348	181,710	164,779
Operating expenses
Selling	33,739	26,803	64,896	48,861
Marketing	20,889	20,824	37,953	36,232
General and administrative	34,840	29,270	68,997	56,490
Total operating expenses	89,468	76,897	171,846	141,583
Net income from operations	6,566	9,451	9,864	23,196
Other income, net
Interest income	1,521	70	2,593	79
Other expense	(4)	—	(5)	(1)
Total other income, net	1,517	70	2,588	78
Net income before provision for income taxes	8,083	9,521	12,452	23,274
Provision for income taxes	3,501	4,669	5,961	9,523
Net income	$4,582	$4,852	$6,491	$13,751
Earnings attributable to Class A and Class B common stockholders
Basic earnings per share	$0.03	$0.03	$0.04	$0.08
Diluted earnings per share	$0.02	$0.03	$0.04	$0.07
Weighted-average shares outstanding—basic	167,423,656	164,919,979	167,100,292	164,664,480
Weighted-average shares outstanding—diluted	183,332,560	188,903,553	183,094,950	191,142,834

FIGS, INC.
STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$6,491	$13,751
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	1,372	808
Deferred income taxes	(984)	(315)
Non-cash operating lease cost	1,364	1,061
Stock-based compensation	22,309	17,254
Other	(260)	—
Changes in operating assets and liabilities:
Accounts receivable	597	(2,637)
Due from related party	—	(631)
Inventory	10,170	(41,578)
Prepaid expenses and other current assets	2,034	(4,929)
Other assets	(1)	(687)
Accounts payable	(9,100)	(4,081)
Accrued expenses	(8,181)	2,970
Accrued compensation and benefits	951	(2,994)
Sales tax payable	(421)	58
Gift card liability	508	319
Deferred revenue	(2,009)	448
Returns reserve	(144)	(387)
Income tax payable	3,290	(3,973)
Operating lease liabilities	(1,466)	(964)
Other non-current liabilities	—	(28)
Net cash (used in) provided by operating activities	26,520	(26,535)
Cash flows from investing activities:
Purchases of property and equipment	(1,613)	(1,727)
Purchases of available-for-sale securities	(38,343)	—
Purchases of held-to-maturity securities	—	(500)
Net cash used in investing activities	(39,956)	(2,227)
Cash flows from financing activities:
Proceeds from stock option exercises and employee stock purchases	637	1,073
Tax payments related to net share settlements on restricted stock units	(246)	—
Capital contributions	—	479
Net cash provided by financing activities	391	1,552
Net decrease in cash, cash equivalents, and restricted cash	(13,045)	(27,210)
Cash, cash equivalents, and restricted cash, beginning of period	159,775	197,430
Cash and cash equivalents, end of period	$146,730	$170,220

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of net income, as adjusted to net income, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

	(in thousands)
Net income	$4,581	$4,852	$6,490	$13,751
Add (deduct):
Transaction costs	—	145	—	145
Expenses related to non-ordinary course disputes(1)	—	2,787	1,256	5,204
Income tax impacts of items above	—	(1,438)	(707)	(2,291)
Net income, as adjusted	$4,581	$6,346	$7,039	$16,809
(1) Exclusively represents attorney’s fees, costs and expenses incurred by the Company in connection with the Company’s now-concluded litigation against Strategic Partners, Inc.
The following table presents a reconciliation of adjusted EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with GAAP, and presents adjusted EBITDA margin with net income margin, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(in thousands, except percentages)
Net income	$4,581	$4,852	$6,490	$13,751
Add (deduct):
Other income, net	(1,517)	(70)	(2,588)	(78)
Provision for income taxes	3,501	4,669	5,961	9,523
Depreciation and amortization expense(1)	713	433	1,372	808
Stock-based compensation and related expense(2)	11,618	8,808	22,482	17,254
Expenses related to non-ordinary course disputes(3)	—	2,787	1,256	5,204
Adjusted EBITDA	$18,896	$21,479	$34,973	$46,462

Net revenues	$138,132	$122,247	$258,364	$232,348
Net income margin(4)	3.4%	4.1%	2.5%	5.9%
Adjusted EBITDA margin	13.7%	17.6%	13.5%	20.0%
(1) Excludes amortization of debt issuance costs included in “Other income, net.”
(2) Includes stock-based compensation expense and payroll taxes related to equity award activity.
(3) Exclusively represents attorney’s fees, costs and expenses incurred by the Company in connection with the Company’s now-concluded litigation against Strategic Partners, Inc.
(4) Net income margin represents net income as a percentage of net revenues.

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)

Active customers as of June 30, 2023 and 2022, respectively, net revenues per active customer as of June 30, 2023 and 2022, respectively, and average order value for the three and six months ended June 30, 2023 and 2022, respectively, are presented in the following tables:

	As of June 30,
	2023	2022
	(in thousands)
Active customers	2,476	2,047

	As of June 30,
	2023	2022
Net revenues per active customer	$215	$227

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Average order value	$115	$109	$115	$112

Contacts

Investors:
Jean Fontana
IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com